Exhibit 5.1

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS THREE ALLEN CENTER 333 CLAY STREET • SUITE 3300 HOUSTON, TEXAS 77002-4499 (713) 654-8111 FAX (713) 654-1871 www.tklaw.com	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK _______________ ALGIERS LONDON MEXICO CITY MONTERREY PARIS RIO DE JANEIRO VITÓRIA

September 14, 2009

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Petrohawk Energy Corporation, a Delaware corporation (“Petrohawk”), in connection with the proposed offer and sale by Petrohawk of the following securities (the “Securities”), pursuant to a prospectus forming part of the Form S-3 Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”): (i) one or more series of debt securities, which may be either senior or subordinated, of Petrohawk (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by Petrohawk’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”), (ii) shares of common stock, par value $0.001 per share of Petrohawk (the “Common Stock”), (iii) shares of preferred stock, par value $0.001 per share of Petrohawk (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”) and (iv) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants” and, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares and the Common Stock, the “Securities”).

Each series of Debt Securities will be issued under an indenture (the “Indenture”), previously entered into or to be entered into between Petrohawk, as issuer, and the trustee. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of Petrohawk (the “Board”) (or a committee thereof) as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).

As counsel to Petrohawk, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, resolutions of the Board of Directors of Petrohawk and such Petrohawk records, certificates and other documents and such questions of law we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Petrohawk. We have assumed that (i) all

September 14, 2009

information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity, and (vii) the Securities will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto.

We have also assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Petrohawk and the other parties thereto; (5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (6) the Indentures relating to the Debt Securities and a warrant agreement relating to the Warrants will each be duly authorized, executed and delivered by the parties thereto; (7) the Subsidiary Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; (8) each person signing the Indentures and a warrant agreement will have the legal capacity and authority to do so; and (9) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that Petrohawk shall have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

(1) upon (a) completion of the Corporate Proceedings relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantees, (b) the due qualification of the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantees under the Trust Indenture Act of 1939, as amended, (c) the establishment of the terms of such series of Debt Securities and, if applicable, Guarantees, and of their issuance and sale in conformity with the applicable Indenture such that no violation of applicable law or default under or breach of any agreement or instrument binding upon Petrohawk or the Subsidiary Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over Petrohawk or the Subsidiary Guarantors, (d) the due and valid authorization of any shares of Common Stock for issuance upon the conversion of such series of Debt Securities, if applicable, and (e) the due execution, authentication, issuance and delivery of the Debt Securities (which may include the related Guarantees), the Debt Securities, when sold in exchange for the

September 14, 2009

consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Debt Securities, such Debt Securities and, if applicable, Guarantees will be legally issued and such Debt Securities and, if applicable, Guarantees will constitute valid and legally binding obligations of Petrohawk and the Subsidiary Guarantors, respectively, enforceable against Petrohawk and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(2) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due execution, countersignature and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Common Stock, will be duly authorized, validly issued, fully paid and nonassessable;

(3) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable;

(4) upon the completion of the Corporate Proceedings relating to the Warrants, the execution and delivery of a warrant agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement, the due execution, countersignature and delivery of the Warrants in the applicable form and as contemplated in the Registration Statement, the Warrants when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Warrants will be duly authorized and validly issued; and

(5) upon the completion of the Corporate Proceedings relating to the Depositary Shares, the adoption and due execution of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the due execution of the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts delivered by Petrohawk and the depositary appointed by Petrohawk, the deposit of the shares of Preferred Stock underlying the Depositary Shares with the depositary under the applicable depositary agreement, the due execution, countersigning, registration and delivery of the depositary receipts representing the Depositary Shares in accordance with the appropriate depositary agreement approved by Petrohawk, and the payment of the consideration thereof or provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be duly authorized and validly issued.

September 14, 2009

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ THOMPSON & KNIGHT LLP